EXHIBIT A(6) (a)

CERTIFICATE OF MERGER

OF

BARCLAYS CAPITAL INC.

INTO

BARCLAYS BUSINESS CREDIT, INC.

(UNDER SECTION 33-819 OF THE

BUSINESS CORPORATION ACT)

We, the undersigned, Steve Nobbs, the President of Barclays Business Credit, Inc., and Thomas Kalaris, the President of Barclays Capital Inc., each hereby certify:

(1) The plan of merger (the “Plan”) is attached hereto as Annex A.

(2) As to each constituent corporation, the designation and number of shares of each voting group, voting rights and number of votes cast thereof are as follows:

Name of Corporation	Designation and number of shares in each group outstanding	Number of share entitled to vote in each group	Total number of votes cast for and against the plan
Barclays Capital Inc.	167,787 shares, Common (par value $1.00 per share)	None	167,787

Barclays Business Credit, Inc.	10 shares, Common (no par value)	None	10

(3) The effective date of the merger will be upon the later of the filing of this certificate with the Secretary of the State of Connecticut and the filing of a certificate of merger by the Department of State of the State of New York.

IN WITNESS WHEREOF, this certificate has been subscribed this 27th day of March, 1998, by the undersigned who affirm that the statements made herein are true under penalties of perjury.

BARCLAYS BUSINESS CREDIT, INC.

By:	/s/ Steve Nobbs
Name:	Steve Nobbs
Title:	President

BARCLAYS CAPITAL INC.

By:	/s/ Thomas Kalaris
Name:	Thomas Kalaris
Title:	President

PLAN AND AGREEMENT OF MERGER

OF

BARCLAYS CAPITAL INC.

WITH AND INTO

BARCLAYS BUSINESS CREDIT, INC.

PLAN AND AGREEMENT OF MERGER (this “Agreement of Merger”) made this 27th day of March, 1998 between Barclays Capital Inc., a New York corporation (originally named when formed as Barclays de Zoete Wedd Securities Inc. and renamed BZW Securities Inc.), hereinafter called the Merging Corporation, and Barclays Business Credit, Inc., a Connecticut corporation (originally named when formed as Barclays American/Business Credit, Inc.), hereinafter called the Surviving Corporation.

WHEREAS, the Board of Directors of the Merging Corporation and the Surviving Corporation, respectively, deem it advisable and generally to the advantage and welfare of the two corporate parties and their respective shareholders that the Merging Corporation merge with the Surviving Corporation under and pursuant to the provisions of the Business Corporation Law of the State of New York and the Business Corporation Act of the State of Connecticut.

NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained and of the mutual benefits hereby provided, it is agreed by and between the parties hereto as follows:

1. Merger. The Merging Corporation shall be and it hereby is merged into the Surviving Corporation (the “Merger”) in accordance with the applicable laws of the States of New York and Connecticut.

2. Name. The name of the Merging Corporation as it exists at the Effective Time shall be the name of the Surviving Corporation following the Effective Time.

3. Effective Time. This merger shall become effective for all purposes upon the later of the filing of a certificate of merger by the Department of State of the State of New York and the filing of a certificate of merger with the Secretary of the State of the State of Connecticut (the “Effective Time”).

4. Share Information. As to each constituent corporation, the designation and number of outstanding shares of each class and series and the voting rights thereof are as follows:

Name of Corporation	Designation and number of shares in each class or series outstanding	Class or series of share entitled to vote	Shares entitled to vote as a class or series
Barclays Capital Inc.	167,787 shares, Common (par value $1.00 per share)	Common	None

Barclays Business Credit, Inc.	10 shares, Common (no par value)	Common	None

5. Surviving Corporation. The Surviving Corporation, as the surviving corporation in the merger, shall survive the merger herein contemplated and shall continue to be governed by the laws of the State of Connecticut, and the separate corporate existence of the Merging Corporation shall cease forthwith upon the Effective Time.

6. Certificate of Incorporation. The Certificate of Incorporation of the Surviving Corporation shall be the Certificate of Incorporation of the Surviving Corporation following the Effective Time, unless and until the same shall be amended or repealed in accordance with the provisions thereof, which power to amend or repeal is hereby expressly reserved, and all rights or powers of whatsoever nature conferred in such Certificate of Incorporation or herein upon any shareholder or director or officer of the Surviving Corporation or upon any other person whomsoever are subject to the reserve power. Such Certificate of Incorporation shall constitute the Certificate of Incorporation of the Surviving Corporation separate and apart from this Agreement of Merger and may be separately certified as the Certificate of Incorporation of the Surviving Corporation.

7. Bylaws. The Bylaws of the Surviving Corporation as they exist at the Effective Time shall be the Bylaws of the Surviving Corporation following the Effective Time unless and until the same shall be amended or repealed in accordance with the provisions thereof.

8. Cancellation of Outstanding Stock. At the Effective Time, each share of Common Stock, par value $1.00 (the “Shares”), of the Merging Corporation issued and outstanding at the Effective Time and owned by any Shareholder, and each Share issued and held in the Merging Corporation’s treasury at the Effective Time, shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, shall be canceled and retired without payment of any consideration therefor and shall cease to exist.

9. Rights and Liabilities of Surviving Corporation. At and after the Effective Time, the Surviving Corporation shall succeed to and possess, without further act or deed, all of the estate, rights, privileges, powers, and franchises, both public and private, and all of the real, personal and mixed property, of each of the parties hereto; all debts due to the Merging Corporation on whatever account shall be vested in the Surviving Corporation; all claims, demands, property, rights, privileges, powers and franchises and every other interest of either of the parties hereto shall be as effectively the property of the Surviving Corporation as they were of the respective parties hereto; the title to any real estate vested by deed or otherwise in the Merging Corporation shall not revert or be in any way impaired by reason of the merger, but shall be vested in the Surviving Corporation; all rights of creditors and all liens upon any property of either of the parties hereto shall be preserved unimpaired, limited in lien to the property effected by such lien at the Effective Time; all debts, liabilities, and duties of the respective parties hereto shall thenceforth attach to the Surviving Corporation and may be enforced against it to the same extent as if such debts, liabilities, and duties had been incurred or contracted by it; and the Surviving Corporation shall indemnify and hold harmless the officers and directors of each of the parties hereto against all such debts, liabilities and duties and against all claims and demands arising out of the merger.

10. Board of Directors and Officers. The members of the Board of Directors and the officers of the Surviving Corporation immediately after the Effective Time shall be those persons listed in Exhibit A hereto, and such persons shall serve in such offices, respectively, for the terms provided by law or in the Bylaws, or until their respective successors are elected and qualified.

11. Further Assurances of Title. If at any time the Surviving Corporation shall consider or be advised that any acknowledgments or assurances in law or other similar actions are necessary or desirable in order to acknowledge or confirm in and to the Surviving Corporation any right, title, or interest of the Merging Corporation held immediately prior to the Effective Time, the Merging Corporation and its proper officers and directors shall and will execute and deliver all such acknowledgments or assurances in law and do all things necessary or proper to acknowledge or confirm such right, title, or interest in the Surviving Corporation as shall be necessary to carry out the purposes of this Agreement of Merger, and the Surviving Corporation and the proper officers and directors thereof are fully authorized to take any and all such action in the name of the Merging Corporation or otherwise.

12. Amendment or Termination. This Agreement of Merger may be amended or terminated and abandoned by action of the Board of Directors of the Merging Corporation at any time prior to the Effective Time, whether before or after approval by the shareholders of the two corporate parties hereto.

13. Governing Law. THIS AGREEMENT OF MERGER SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF each of the corporate parties hereto, pursuant to authority duly granted by their respective Board of Directors, has caused this Agreement of Merger to be executed by an authorized officer and has caused its corporate seal to be hereunto affixed.

BARCLAYS CAPITAL INC.

By:	/s/ Thomas Kalaris
Name:	Thomas Kalaris
Title:	President

BARCLAYS BUSINESS CREDIT, INC.

By:	/s/ Steve Nobbs
Name:	Steve Nobbs
Title:	President

Exhibit A

Board of Directors and Officers

Directors

Robert Diamond

Callum McCarthy

Thomas Kalaris

Greg Quental

Madelyn Antoncic

Elected Officers

Thomas L. Kalaris	President
Madelyn Antoncic	Treasurer
M. Lawrence Noyer, Jr.	Director of Compliance and Secretary
Kenneth Sklover	Assistant Secretary
Peter Fick	Assistant Secretary
Mary A. Byrne	Vice President
Michael J. Mattera	Vice President

Principal Appointed Officers

Robert Clemmens	Credit Risk Management, Chief Credit
Officer and Managing Director
Peter Hall	Managing Director, Chief Operating
Officer Markets Division)
Madelyn Antonic	Market Risk Management,
Managing Director
Richard O’Brien	Internal Audit, Managing Director
Eileen Crowley	Chief Financial Officer
Barry Berlin	Tax, Director
Joan Schneider	Human Resources, Director
Graham McGahen	Credit Risk Management,
Managing Director
Henry Pullman	Credit Risk Management,
Managing Director
Margaret M. Grieve	Legal/Compliance, Managing Director
John T. Cregan	Managing Director, Fixed Income
Division – Sales
Eric Chilton	Capital Markets, Managing Director
Valerie Lane	Capital Markets, Managing Director
Oka Usi	Head of Derivatives/Trading
Managing Director

William R. Weldon	Futures, Managing Director
Chris Iggo	Chief Financial Economist
Keith McDonald	Head of Trading Operations, Director
Robert Printz	Derivative Sales, Director
John Roberts	Head of Proprietary Trading, Director
Richard A. Purkiss	International Bond Sales,
Assistant Director

CERTIFICATE

AMENDING OR RESTATING CERTIFICATE

OF INCORPORATION

BY ACTION OF

INCORPORATORS

BOARD OF DIRECTORS

X	BOARD OF DIRECTORS AND SHAREHOLDERS (Stock Corporation)

BOARD OF DIRECTORS AND MEMBERS (Nonstock Corporation)

61-38

VOL 1130

STATE OF CONNECTICUT

SECRETARY OF THE STATE

3045

For office use only

ACCOUNT NO.

INITIALS

1.	NAME OF CORPORATION

BarclaysAmerican/Business Credit, Inc.

DATE

January 1, 1989

2.	The Certificate of incorporation is X A. AMENDED ONLY

B. AMENDED AND RESTATED

C. RESTATED ONLY by the following resolution

RESOLVED, that the name of the Corporation be, and it hereby is, changed to Barclays Business Credit, Inc.; and

RESOLVED, that the Certificate of Incorporation of the Corporation be, and it hereby is, amended to reflect such name change.

3.	(Omit if 2.A is checked.)

(a)	The above resolution merely restates and does not change the provisions of the original Certificate of Incorporation as supplemented and amended to date, except as follows: (Indicate amendments made, if any; if none, so indicate.)

(b)	Other than as indicted in Par. 3(a), there is no discrepancy between the provisions of the original Certificate of Incorporation as supplemented to date, and the provisions of this Certificate Restating the Certificate of Incorporation.

BY ACTION OF INCORPORATORS

4.	The above resolution was adopted by vote of at least two-thirds of the incorporators before the organization meeting of the corporation, and approved in writing by all subscribers (if any) for shares of the corporation, (or if nonstock corporation, by all applicants for membership entitled to vote, if any.)

We (at least two-thirds of the incorporators) hereby declare, under the penalties of false statement, that the statements made in the foregoing certificate are true.

SIGNED

SIGNED

SIGNED

APPROVED

(All subscribers, or, if nonstock corporation, all applicants for membership entitled to vote; if none, so indicate.)

SIGNED

SIGNED

SIGNED

(Over)

BY ACTION OF BOARD OF DIRECTORS

	4.	(Omit if 2.C is checked.) The above resolution was adopted by the board of directors acting alone, there being no shareholders or subscribers.
the board of directors being so authorized pursuant to Section 33-341, Conn. G.S. as amended the corporation being a nonstock corporation and having no members and no applicants for membership entitled to vote on such resolution.

5.	The number of affirmative votes required to adopt such resolution is:

6.	The number of directors’ votes in favor of the resolution was:

We hereby declare, under the penalties of false statement, that the statements made in the foregoing certificate are true.

NAME OF PRESIDENT OR VICE PRESIDENT (Print or Type)

NAME OF SECRETARY OR ASSISTANT SECRETARY (Print or Type)

SIGNED (President or Vice President)

SIGNED (Secretary or Assistant Secretary)

BY ACTION OF BOARD OF DIRECTORS AND SHAREHOLDERS

X	4.	The above resolution was adopted by the board of directors and by shareholders.

5.	Vote of shareholders:

(a)	(Use if no shares are required to be voted as a class)

NUMBER OF SHARES ENTITLED TO VOTE

10

TOTAL VOTING POWER

100%

VOTE REQUIRED FOR ADOPTION

10

VOTE FAVORING ADOPTION

10

(b)	(If the shares of any class are entitled to vote as a class, indicate the designation and number of outstanding shares of each such class, the voting power thereof, and the vote of each such class for the amendment resolution.)

N/A

We hereby declare, under the penalties of false statement, that the statements made in the foregoing certificate are true.

NAME OF PRESIDENT OR VICE PRESIDENT (Print or Type)

Peter G. Bland

NAME OF SECRETARY OR ASSISTANT SECRETARY (Print or Type)

John E. Deans

SIGNED (President)

/s/ Peter G. Bland

SIGNED (Secretary)

/s/ John E. Deans

BY ACTION OF BOARD OF DIRECTORS AND MEMBERS

4.	The above resolution was adopted by the board of directors and by members.

5.	Vote of members:

(a)	(Use if no members are required to votes as a class.)

NUMBER OF MEMBERS VOTING

TOTAL VOTING POWER

VOTE REQUIRED FOR ADOPTION

VOTE FAVORING ADOPTION

(b)	(If the members of any class are entitled to vote as a class, indicate the designation and number of members of each such class, the voting power thereof, and the vote of each such class for the amendment resolution.)

We hereby declare, under the penalties of false statement, that the statements made in the foregoing certificate are true.

NAME OF PRESIDENT OR VICE PRESIDENT (Print or Type)

NAME OF SECRETARY OR ASSISTANT SECRETARY (Print or Type)

SIGNED (President or Vice President)

SIGNED (Secretary or Assistant Secretary)

For office use only

FILING FEE

$- 30 Exp 20

CERTIFICATION FEE

$

TOTAL FEES

$50.00

SIGNED (For Secretary of the State)

Rec 1/4/89

CERTIFIED COPY SENT ON (Date)

Rec OT CORP

INITIALS

TO

CORPORATION SYSTEM

COMMERCIAL PLAZA

CARD

LIST

PROOF

3047

SECRETARY’S CERTIFICATE

I, JOHN E. DEANS, Secretary of BARCLAYSAMERICAN/BUSINESS CREDIT, INC., a Connecticut corporation, (the “Corporation”), hereby certify that the following is a true copy of the resolution adopted by the Board of Directors of the Corporation by written unanimous consent on December 28, 1988, and that such resolution is in full force and effect as of the date hereof:

RESOLVED, that the name of the Corporation be, and it hereby is, changed to Barclays Business Credit, Inc.;

RESOLVED, that the Certificate of Incorporation of the Corporation be, and it hereby is, amended to reflect such name change; and

RESOLVED, that the seal of the Corporation as set forth in Article IX of the By-Laws of the Corporation be, and it hereby is, amended and the new seal of the Corporation shall be as set forth hereon.

This resolution shall be effective as of January 1, 1989.”

IN WITNESS WHEREOF, I have hereunto subscribed my signature and affixed the seal of the corporation this 28th day of December, 1988.

/s/ John E. Deans
Secretary

[SEAL]

[NEW SEAL]

4850L/5

CERTIFICATE OF INCORPORATION

STOCK CORPORATION

61-5 REV. 10-69

365

For office use only

ACCOUNT NO.

INITIALS

VOL. 979

STATE OF CONNECTICUT

SECRETARY OF THE STATE

The undersigned incorporator(s) hereby form(s) a corporation under the Stock Corporation Act of the State of Connecticut:

1.	The name of corporation is BarclaysAmerican/Business Credit, Inc.

2.	The nature of the business to be transacted, or the purposes to be promoted or carried out by the corporation, are as follows:

1.	To make commitments for, to make secured and unsecured loans to, to extend credit to, to act in the capacity of broker, agent, or representative for, and to provide all other financial accommodations and services for any corporation, trust, association, partnership, business organization, or individual insofar as permitted by law.

2.	To purchase, own, sell, guarantee or otherwise deal in notes, open accounts, loans, commitments and other similar evidences of debt, and any and all types of choses in action or any partial or complete interest therein, whether issued by this corporation or any other corporation, trust, association, partnership, business organization, or individual insofar as permitted by law.

3.	To receive and accept transfers, pledges, security interests, mortgages, conditional sales contracts or any other type or form of collateral and to deal with the same as owner, lender, factor, or otherwise, insofar as permitted by law, as a means of securing or of recovering money or property advanced, invested, or loaned.

4.	To acquire, purchase, own, hold, operate, develop, lease, mortgage, pledge, exchange, sell, transfer, invest, trade, or otherwise deal in stocks, bonds, securities, and other property, tangible or intangible, real or personal or mixed, or any other interest therein and to conduct all other business insofar as permitted by law.

5.	To purchase or otherwise acquire and hold the stock, good will, rights, assets and property, tangible or intangible, real or personal or mixed, of any corporation, trust, association, partnership, business organization, or individual insofar as permitted by law.

6.	To do such other acts and have such other powers as is provided for to corporations organized under the Corporation Law of the State of Connecticut.

3.	The designation of each class of shares, the authorized number of shares of each such class, and the par value (if any) of each share thereof, are as follows:

One class of shares of this corporation shall exist which shall be designated common shares. The authorized number of common shares shall be 5000. The 5000 authorized common shares shall not have a par value and shall be designated no par common stock.

4.	The terms, limitations and relative rights and preferences of each class of shares and series thereof (if any), or an express grant of authority to the board of directors pursuant to Section 33-341, 1959 Supp. Conn. G.S., are as follows:

The Board of Directors shall have the authority from time to time to issue, dispose of or receive subscriptions for the corporation shares including treasury shares, to acquire the corporation’s own shares and to release, settle or compromise the obligation of any subscriber for the corporation’s shares. The Board of Directors, to the extent that this Certificate of Incorporation has not set forth limitations, rights and preferences, may determine the terms, limitations and relative rights and preferences of any authorized class of shares and may establish series and fix and determine variations among series of authorized classes of shares.

5.	The minimum amount of stated capital with which the corporation shall commence business is One Thousand dollars. (Not less than one thousand dollars)

6.	(7) - Other provisions

Dated at East Hartford, Connecticut this      day of November 28, 1980

I/We hereby declare, under the penalties of false statement, that the statements made in the foregoing certificate are true.

This certificate of incorporation must be signed by one or more incorporators.

1.	NAME OF INCORPORATOR (Print or Type)

Richard B. Polivy

2.	NAME OF INCORPORATOR (Print or Type)

3.	NAME OF INCORPORATOR (Print or Type)

4.	NAME OF INCORPORATOR (Print or Type)

5.	NAME OF INCORPORATOR (Print or Type)

6.	NAME OF INCORPORATOR (Print or Type)

1.	SIGNED (Incorporator)

/s/ Richard B. Polivy

2.	SIGNED (Incorporator)

3.	SIGNED (Incorporator)

4.	SIGNED (Incorporator)

5.	SIGNED (Incorporator)

6.	SIGNED (Incorporator)

FRANCHISE FEE

$50

FILING FEE

$30

CERTIFICATION FEE

$9

TOTAL FEES

$89

SIGNED (For Secretary of the State)

11-28-80

CERTIFIED COPY SENT ON (Date)

INITIALS

TO

Richard B. Polivy, Esquire, P.O. Box 118,

Hartford, Connecticut 06101

CARD

LIST

PROOF

FOR OFFICE USE ONLY

State of Connecticut

FILED

NOV 28 1980

/s/ Barbara B. Kenally
SECRETARY OF STATE
By /s/ L.M. 10:50 A.M.

APPOINTMENT OF STATUTORY AGENT FOR SERVICE

DOMESTIC CORPORATION

61-6 REV. 4-44

For office use only

ACCOUNT NO.

INITIALS

VOL. 979

367

TO:	The Secretary of the State of Connecticut

NAME OF CORPORATION

BarclaysAmerican/Business Credit, Inc.

APPOINTMENT

The above corporation appoints as its statutory agent for service, one of the following:

NAME OF NATURAL PERSON WHO IS RESIDENT OF CONNECTICUT

Richard B. Polivy

BUSINESS ADDRESS	ZIP CODE

111 Founders Plaza, Suite 1200, East Hartford, Conn.	06108

RESIDENCE ADDRESS	ZIP CODE

52 Kirkwood Road, West Hartford, Conn.	06117

NAME OF CONNECTICUT CORPORATION

ADDRESS OF PRINCIPAL OFFICE IN CONN. (If none, enter address of appointee’s statutory agent for service)

NAME OF CORPORATION not Organized Under the Laws of Conn.*

ADDRESS OF PRINCIPAL OFFICE IN CONN. (If none, enter “Secretary of the State of Connecticut”.)

*	Which has procured a Certificate of Authority to transact business or conduct affairs in this state.

AUTHORIZATION

ORIGINAL APPOINTMENT

(Must be signed by a majority of incorporators.)

NAME OF INCORPORATOR (Print or type)

Richard B. Polivy

SIGNED (Incorporator)

/s/ Richard B. Polivy

DATE

November 28, 1980

NAME OF INCORPORATOR (Print or type)

SIGNED (Incorporator)

NAME OF INCORPORATOR (Print or type)

SIGNED (Incorporator)

SUBSEQUENT APPOINTMENT

NAME OF PRESIDENT, VICE PRESIDENT, OR SEC.

SIGNED (President, or Vice President, or Secretary)

DATE

ACCEPTANCE

Accepted:

NAME OF STATUTORY AGENT FOR SERVICE (Print or Type)

Richard B. Polivy

SIGNED (Statutory Agent for service)

/s/ Richard B. Polivy

FILING FEE

$

CERTIFICATION FEE

$

TOTAL FEES

$

SIGNED (For Secretary of the State)

CERTIFIED COPY SENT ON (Date)

INITIALS

TO

CARD

LIST

PROOF

FOR OFFICE USE ONLY

State of Connecticut

FILED

NOV 28 1980

/s/ Barbara B. Kenally
SECRETARY OF STATE
By /s/ L.M. 10:50 A.M.

CERTIFICATE OF AMENDMENT

OF THE CERTIFICATE OF INCORPORATION

OF

BZW SECURITIES INC.

UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW

*****

WE, THE UNDERSIGNED, Thomas Kalaris and M. Lawrence Noyer, Jr., being respectively the president and the secretary of BZW Securities Inc., hereby certify:

1.	The name of the corporation is BZW Securities Inc.

2.	The certificate of incorporation of said corporation was filed by the Department of State on the 2nd day of February, 1990.

3.	(a) The certificate of incorporation is amended to change the name of the corporation from BZW Securities Inc. to Barclays Capital Inc.

(b)	To effect the foregoing, Article 1 relating to the corporation’s name is amended to read as follows:

“1.	The name of the Corporation is Barclays Capital Inc.”

4.	The amendment was authorized in the following, manner:

By the unanimous written consent of the board of directors followed by the unanimous written consent of the sole shareholder of the corporation.

IN WITNESS WHEREOF, we have signed this certificate on the 23rd day of March, 1998 and we affirm the statements contained herein as true under penalties of perjury.

/s/ Thomas Kalaris
Thomas Kalaris, President

/s/ M. Lawrence Noyer, Jr.
M. Lawrence Noyer, Jr., Secretary

CERTIFICATE OF AMENDMENT

OF THE CERTIFICATE OF INCORPORATION

OF

BARCLAYS DE ZOETE WEDD SECURITIES INC.

UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW

*****

WE, THE UNDERSIGNED, Kenneth Green and M. Michael McComb, being respectively the president and the secretary of Barclays de Zoete Wedd Securities Inc. hereby certify:

1.	The name of the corporation is Barclays de Zoete Wedd Securities Inc.

2.	The certificate of incorporation of said corporation was filed by the Department of State on the 2nd day of February, 1990.

3.	(a) The certificate of incorporation is amended to change the name of the corporation from Barclays de Zoete Wedd Securities Inc. to BZW Securities Inc.

(b)	To effect the foregoing, Article 1 relating to the corporation’s name is amended to read as follows:

“1.	The name of the Corporation is BZW Securities Inc.”

4.	The amendment was authorized in the following manner:

By the unanimous written consent of the board of directors followed by the unanimous written consent of the sole shareholder of the corporation.

IN WITNESS WHEREOF, we have signed this certificate on the 7th day of June, 1996 and we affirm the statements contained herein as true under penalties of perjury.

/s/ Kenneth Green
Kenneth Green, President

/s/ M. Michael McComb
M. Michael McComb, Secretary

CERTIFICATE OF INCORPORATION

OF

BARCLAYS DE ZOETE WEDD SECURITIES INC.

Under Section 402 of the Business

Corporation Law of New York

The undersigned, in order to form a corporation for the purpose hereinafter stated, under and pursuant to the provisions of the New York Business Corporation Law, hereby certifies that:

1. The name of the Corporation is Barclays de Zoete Wedd Securities Inc.

2. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law of New York. The Corporation is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body without such consent or approval first being obtained.

3. The office of the Corporation is to be located in New York County.

4. The total number of shares of stock that the Corporation is authorized to issue is 500,000 shares of Common Stock, par value $1.00 each.

5. The Secretary of State of New York is to be the designated agent of the Corporation upon whom process may be served. The Secretary of State shall mail a copy of process served upon him against the Corporation to 75 Wall Street, New York, New York, 10265.

6. The Board of Directors of the Corporation, acting by majority vote, may alter, amend or repeal the By-Laws of the Corporation.

7. The Registered Agent of the Corporation upon whom process against the Corporation may be served is CT Corporation System, 1633 Broadway, New York, New York 10019.

IN WITNESS WHEREOF, I have executed and subscribed this Certificate of Incorporation and do affirm the foregoing as true under the penalties of perjury this 31st day of January, 1990.

/s/ Ethan G. Orlinsky
Ethan G. Orlinsky
Incorporator

Address:
Simpson Thacher & Bartlett
425 Lexington Avenue
New York, New York 10017

State of New York	)
	)	ss:
Department of State	)

I hereby certify that I have compared the annexed copy with the original document filed by the Department of State and that the same is a correct transcript of said original.

Witness my hand and seal of the Department of State on                     .

/s/ Gail S. Shaffer
Secretary of State